Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of February 27, 2006 (this “Agreement”), is by and between GE Financial Assurance Holdings, Inc., a Delaware corporation (“GEFAHI”), and Genworth Financial, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Registration Statement”) with respect to the offer and sale of up to 243,216,559 shares of Class A Common Stock of the Company, par value $.001 per share (the “Class A Common Stock”), by GEFAHI;

WHEREAS, GEFAHI is the record and beneficial owner of 86,216,559 shares of Class B Common Stock of the Company, par value $.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Genworth Common Stock”);

WHEREAS, GEFAHI intends to divest some or all of its shares of Class B Common Stock through a secondary public offering (the “Offering”) registered pursuant to the Registration Statement;

WHEREAS, the Board of Directors of the Company has authorized the repurchase, by the Company, of up to an aggregate of $750 million of the Company’s Class A Common Stock, par value $.001 per share, such purchases to be made over the 18-month period commencing December 2, 2005 from time to time in the open market, through block trades or otherwise, or in privately negotiated transactions, subject to market conditions;

WHEREAS, simultaneously with, and contingent upon, the closing of the Offering, GEFAHI desires to sell, and the Company desires to repurchase, certain shares of the Class B Common Stock held by GEFAHI, upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the Audit Committee of the Board of Directors of the Company has authorized the Company to execute and deliver this Agreement, subject to the commencement by GEFAHI of the Offering.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants contained in this Agreement and other valuable consideration, the receipt of which hereby is acknowledged, the Company and GEFAHI hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF CLASS B COMMON STOCK

Section 1.01. Purchase and Sale. Upon the terms and subject to the conditions set forth herein and in reliance on the representations, warranties and covenants contained herein, GEFAHI agrees to sell and deliver to the Company, and the Company agrees to purchase and accept from GEFAHI at the Closing (as hereinafter defined), 15,000,000 (fifteen million) shares of Class B Common Stock (the “Repurchase Shares”), for a purchase price per share (the “Purchase Price”) equal to the proceeds per share of Class A Common Stock that GEFAHI will receive from the underwriters in the Offering (the “Net Offering Price”).

Section 1.02. Closing. The closing of the purchase and sale of the Repurchase Shares hereunder shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, on the date of the closing of the Offering, after satisfaction or waiver of the conditions set forth in Article IV, or at such other place, time and date as the parties hereto shall mutually agree upon (the “Closing”). The date on which the Closing shall be held is referred to in this Agreement as the “Closing Date.”

Section 1.03. GEFAHI Closing Deliveries. At the Closing, GEFAHI shall deliver or cause to be delivered to the Company:

(a) stock certificates representing the Repurchase Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, with all required documentary or transfer tax stamps, if any, affixed; and

(b) the certificate contemplated by Section 4.01(b).

Section 1.04. Company Closing Deliveries. At the Closing, the Company shall deliver or cause to be delivered to GEFAHI:

(a) an amount equal to the product of (i) the number of Repurchase Shares actually purchased by the Company and (ii) the Purchase Price, by wire transfer in immediately available funds to an account designated by GEFAHI or by certified or cashier’s check payable to GEFAHI; and

(b) the certificate contemplated by Section 4.02(b).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF GEFAHI

GEFAHI represents and warrants to the Company as follows:

Section 2.01. Organization and Good Standing. GEFAHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GEFAHI has all the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

Section 2.02. Authorization. The execution and delivery by GEFAHI of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other action on the part of GEFAHI and no further consent or authorization is required of GEFAHI’s board of directors, any committee thereof or its stockholders to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by GEFAHI and constitutes the valid, legal and binding obligation of GEFAHI, enforceable against GEFAHI in accordance with its terms, assuming the due execution and delivery by the Company, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

Section 2.03. No Conflicts; Consents.

(a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach or violation of: (i) the organizational documents of GEFAHI, (ii) any provision of law applicable to GEFAHI or (iii) the terms of any material agreement to which GEFAHI is a party or by which GEFAHI is bound.

(b) No consent, approval or authorization of or filing with any governmental authority or other third party is required to be obtained or made by GEFAHI in connection with the execution and delivery of this Agreement and the performance by GEFAHI of its obligations hereunder.

Section 2.04. Title and Conveyance of Repurchase Shares. GEFAHI has, and on the Closing Date will have, good and valid title to the Repurchase Shares being sold pursuant to this Agreement, free and clear of all liens, security interests and encumbrances and has the legal right and power to enter into this Agreement and to sell, transfer and deliver the Repurchase Shares; and upon sale and delivery of, and payment for, such Repurchase Shares as provided herein at the Closing, GEFAHI will convey to the Company good and valid title to such Repurchase Shares free and clear of all liens, security interests and encumbrances. The Repurchase Shares are not subject to any preemptive rights or similar rights.

Section 2.05. Information. GEFAHI confirms that the Company has made available to GEFAHI and its representatives the opportunity to ask questions of the officers and management employees of the Company and to acquire such additional information about the business and financial condition of the Company as GEFAHI has requested, and all such information has been received.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to GEFAHI as follows:

Section 3.01. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

Section 3.02. Authorization. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other action on the part of the Company and no further consent or authorization is required of the Company’s board of directors, any committee thereof or its stockholders to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, assuming the due execution and delivery by GEFAHI, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

Section 3.03. No Conflicts; Consents.

(a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach or violation of: (i) the organizational documents of the Company, (ii) any provision of law applicable to the Company or (iii) the terms of any material agreement to which the Company is a party or by which the Company is bound.

(b) No consent, approval or authorization of or filing with any governmental authority or other third party is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder.

Section 3.04. Solvency. Immediately before and after and giving effect to the Offering and the sale and purchase of the Repurchase Shares, (i) the assets of the Company, at a fair valuation, will exceed its debts, including contingent and unliquidated debts; (ii) the present fair saleable value of the assets of the Company will exceed the amount required to pay its liability on its debts, including contingent and unliquidated debts, as those debts become absolute and matured, (iii) the Company will have adequate capital with which to conduct its present and anticipated businesses; and (iv) the Company does not intend to incur or believe or reasonably believe that it will incur debt beyond its ability to pay as those debts become due. The Company has sufficient surplus (as defined in the Delaware General Corporation Law) or net profits in 2005 to pay for the Repurchase Shares.

Section 3.05. Fairness Opinion. The Audit Committee of the Company has received a written opinion from its financial advisor prior to the execution of this Agreement and dated as of February 24, 2006, to the effect that the Purchase Price hereunder, which is equal to the Net Offering Price, is fair to the Company from a financial point of view.

ARTICLE IV

CONDITIONS

Section 4.01. Conditions to Obligations of the Company. The obligation of the Company to effect the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions (any or all of which may be waived by the Company in whole or part to the extent permitted by applicable law):

(a) the representations and warranties of GEFAHI set forth in Article II hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date;

(b) GEFAHI shall have performed in all material respects all obligations required to be performed by it at or prior to Closing, and the Company shall have received a certificate from an executive officer of GEFAHI certifying the satisfaction of the conditions set forth in Sections 4.01(a) and (b);

(c) the Offering shall have been consummated;

(d) no temporary restraining order, preliminary or permanent injunction or other judgment, decision or order issued by any governmental authority of competent jurisdiction shall be in effect preventing the consummation of the transactions contemplated hereby; and

(e) the Company shall have determined that the Company as of the Closing Date has sufficient surplus (as defined in the Delaware General Corporation Law) or net profits in 2005 to pay for the Repurchase Shares.

Section 4.02. Conditions to Obligations of GEFAHI. The obligation of GEFAHI to effect the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions (any or all of which may be waived by GEFAHI in whole or part to the extent permitted by applicable law):

(a) the representations and warranties of the Company set forth in Article III hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date (except with respect to the representation and warranty set forth in Section 3.05);

(b) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to Closing, and GEFAHI shall have received a certificate from an executive officer of the Company certifying the satisfaction of the conditions set forth in Sections 4.02(a) and (b);

(c) the Offering shall have been consummated; and

(d) no temporary restraining order, preliminary or permanent injunction or other judgment, decision or order issued by any governmental authority of competent jurisdiction shall be in effect preventing the consummation of the transactions contemplated hereby.

ARTICLE V

EXPENSES

Section 5.01. Expenses. GEFAHI shall pay its own expenses and costs, including, without limitation, all counsel fees and transfer taxes, and the Company shall pay its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a) By the mutual written consent of the Company and GEFAHI;

(b) By either the Company or GEFAHI by written notice to the other party, if the Closing shall not have occurred prior to March 31, 2006; provided, however, that such right shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such Closing to occur on or prior to such date;

(c) By either the Company or GEFAHI if there shall be a material breach by the other party of its representations, warranties, covenants or agreements contained in this Agreement; or

(d) By either the Company or GEFAHI, if there shall have been issued, by a court of competent jurisdiction, a permanent or final order, decree or injunction prohibiting or restraining the consummation of the transactions contemplated hereby.

Section 6.02. Integration; Amendments; Waiver. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. Any term of this Agreement may be amended or modified only by the written agreement of the parties. No term or condition of this Agreement may be waived, except by a writing executed by the party against whom enforcement of any such waiver is being sought. No waiver by either party hereto of any term or condition of this Agreement, in any one or more instances, shall operate as a waiver of such term or condition at any other time.

Section 6.03. Successors and Assigns. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 6.04. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company, to:

Genworth Financial, Inc.

6620 West Broad Street

Richmond, VA 23230

Facsimile: 804-662-2414

Attention: General Counsel

If to GEFAHI, to:

GE Financial Assurance Holdings, Inc.

c/o General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

Facsimile: 203-373-3079

Attention: Chief Corporate and Securities Counsel

Section 6.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State irrespective of the choice of Laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

Section 6.06. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section 6.07. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Section 6.08. Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom.

Section 6.09. Remedies. The Company and GEFAHI shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and GEFAHI, in their sole discretion, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 6.10. Effect of Termination. A termination of this Agreement as provided in Section 6.01 shall not release any party hereto from liability for a breach of this Agreement.

Section 6.11. Public Announcements. The Company and GEFAHI agree that any press release regarding this Agreement or the transactions contemplated hereby shall be mutually acceptable.

Section 6.12. Survival. All representations, warranties and covenants shall survive the Closing.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

GENWORTH FINANCIAL, INC.

By:	/s/ Richard P. McKenney
Name:	Richard P. McKenney
Title:	Senior Vice President –
Chief Financial Officer

GE FINANCIAL ASSURANCE HOLDINGS, INC.

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Senior Vice President